EXHIBIT 10.2

April 14, 2005


AMCON Distributing Company
7405 Irvington Road
Omaha, Nebraska 68122

And

The Beverage Group, Inc.
2 North Lake Avenue, Suite 910
Pasadena, California 91101

And

Chamberlin Natural Foods, Inc.
430 North Orlando Avenue
Winter Park, Florida 32789

And

Hawaiian Natural Water Company, Inc.
98-746 Kuahao Place
Pearl City, Hawaii 96782

And

Health Food Associates, Inc.
7807 East 51st Street
Tulsa, Oklahoma 74145

And

Trinity Springs, Inc.
1101 West River Street
Suite 370
Boise, Idaho 83702



RE:  REVISED FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY
AGREEMENT


Gentlemen:

AMCON Distributing Company, a Delaware corporation, ("AMCON"), The Beverage Group, Inc., a Delaware corporation, ("Beverage Group"), Hawaiian Natural Water Company, Inc., a Delaware corporation, ("Hawaiian Natural"), Chamberlin Natural Foods, Inc., a Florida corporation, ("Chamberlin Natural"), and Health Food Associates, Inc., an Oklahoma corporation, ("Health Food") (AMCON, Beverage Group, Hawaiian Natural, Chamberlin Natural, and Health Food are each referred to as a "Borrower" and are collectively referred to as "Borrowers") and LaSalle Bank National Association, a national banking association (in its individual capacity, "LaSalle"), as agent (in such capacity as agent, "Agent") for itself, Gold Bank, a Kansas state bank, and all other lenders from time to time a party hereto ("Lenders"), have entered into that certain Amended and Restated Loan and Security Agreement dated September 30, 2004 (the "Security Agreement"). From time to time thereafter, Borrower, Agent and Lenders may have executed various amendments (each an "Amendment" and collectively the "Amendments") to the Security Agreement (the Security Agreement and the Amendments hereinafter are referred to, collectively, as the "Agreement"). Borrower, Agent and Lenders now desire to further amend the Agreement as provided herein, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  The Agreement hereby is amended as follows:

(a) The definitions of "Maximum Loan Limit", and "Subsidiary Inventory Sublimit" as set forth in Section 1 of the Agreement are hereby amended and restated in their entirety, as follows:

"Maximum Loan Limit" shall mean Sixty Million and No/100 Dollars
($60,000,000.00).

"Subsidiary Inventory Sublimit" shall mean $5,500,000, as such amount be reduced from time to time pursuant to subsection 2(d)(vi) hereof.

(b) Subsection 2(a) of the Agreement is hereby amended and restated in its entirety, as follows:

(a) REVOLVING LOANS. Subject to the terms and conditions of this Agreement and the Other Agreements, during the Original Term and any Renewal Term, each Lender, severally and not jointly, agrees absent the occurrence of an Event of Default, to make its Pro Rata Share of revolving loans and advances (the "Revolving Loans") requested by Borrower Representative on behalf of each Borrower up to such Lender's Revolving Loan Commitment so long as after giving effect to such Revolving Loans, the sum of the aggregate unpaid principal balance of the Revolving Loans and the Letter of Credit Obligations does not exceed an amount up to the sum of the following sublimits (the "Revolving Loan Limit"):

(i) Up to eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of AMCON's business) of AMCON's Eligible Accounts; plus

(ii) Up to eighty percent (80%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of such Borrower's business) of such Borrower's Eligible Accounts (other than AMCON's Eligible Accounts) or the Subsidiary Accounts Sublimit; whichever is less, plus

(iii) Up to eighty-five percent (85%) of the lower of cost or market value of Eligible Cigarette Inventory or Twenty Million and No/100 Dollars ($20,000,000.00), whichever is less; plus

(iv) Up to seventy percent (70%) of the lower of cost or market value of AMCON's Eligible Inventory (consisting solely of AMCON's Eligible Inventory other than Eligible Cigarette Inventory set forth in clause
(iii) above) or Twelve Million and No/100 Dollars ($12,000,000.00), whichever is less; plus

(v) Up to sixty percent (60%) of the lower of cost or market value of such Borrower's Eligible Inventory (other than AMCON's Eligible
Inventory or Eligible Cigarette Inventory) or the Subsidiary Inventory Sublimit, whichever is less; plus

(vi) Up to (i) Two Million and No/100 Dollars ($2,000,000.00) from April 14, 2005 through June 30, 2005; and (ii) One Million and No/100 Dollars ($1,000,000.00) from July 1, 2005 through September 29, 2005; as a Special Accommodation to be made available each Monday of every week and to be reduced to Zero and No/100 Dollars ($0.00) by each Thursday of the same week, said Special Accommodation Loan shall be reduced to and remain at Zero and No/100 Dollars ($0.00) on September 30, 2005; minus

(vii) such reserves as Agent elects, in its sole discretion to establish from time to time, including without limitation, a reserve with respect to Rate Hedging Obligations; provided, that the Revolving Loan Limit shall in no event exceed Fifty Five Million and No/100 Dollars ($55,000,000.00) less the then-outstanding principal balance of Term Loan A, thereafter (the "Maximum Revolving Loan Limit") except as such amount may be increased or, following the occurrence of an Event of Default, decreased by Agent from time to time, in Agent's sole discretion. The aggregate unpaid principal balance of the Revolving Loans shall not at any time exceed the lesser of the (i) Revolving Loan Limit minus the Letter of Credit Obligations and (ii) the Maximum Revolving Loan Limit minus the Letter of Credit Obligations. If at any time the outstanding Revolving Loans exceeds either the Revolving Loan Limit or the Maximum Revolving Loan Limit, in each case minus the Letter of Credit Obligations, or any portion of the Revolving Loans and Letter of Credit Obligations exceeds any applicable sublimit within the Revolving Loan Limit (the "Overadvance"), Borrowers shall immediately, and without the necessity of demand by Agent, pay to Agent such amount as may be necessary to eliminate such Overadvance and Agent shall apply such payment to the Revolving Loans in such order as Agent shall determine in its sole discretion; provided that Agent may, in its sole discretion, permit such Overadvance (the "Interim Advance") to remain outstanding and continue to advance Revolving Loans to Borrowers on behalf of Lenders without the consent of any Lender for a period of up to thirty (30) calendar days, so long as (i) the amount of the Interim Advances does not exceed at anytime Three Million and No/100 Dollars ($3,000,000.00), (ii) the aggregate outstanding principal balance of the Revolving Loans does not exceed the Maximum Revolving Loan Limit, and
(iii) Agent has not been notified by Requisite Lenders to cease making such Revolving Loans. If the Interim Advance is not repaid in full within thirty (30) days of the initial occurrence of the Interim Advance, no future advances may be made to Borrowers without the consent of all Lenders until the Interim Advance is repaid in full.

Neither Agent nor any Lender shall be responsible for any failure by any other Lender to perform its obligations to make Revolving Loans hereunder, and the failure of any Lender to make its Pro Rata Share of any Revolving Loan hereunder shall not relieve any other Lender of its obligation, if any, to make its Pro Rata Share of any Revolving Loans hereunder.

If Borrower Representative, on behalf of any Borrower, makes a request for a Revolving Loan as provided herein Agent, at its option and in its sole discretion, shall do either of the following:

(i) Manually Numbered
advance the amount of the proposed Revolving Loan to such Borrower disproportionately (a "Disproportionate Advance") out of Agent's own funds on behalf of Lenders, which advance shall be on the same day as Borrower Representative's request therefor with respect to Prime Rate Loans if Borrower Representative notifies Agent of such request by 1:00 P.M., Chicago time on such day, and request settlement in accordance with Section 19 hereof such that upon such settlement each Lender's share of the outstanding Revolving Loans (including, without limitation, the amount of any Disproportionate Advance) equals its Pro Rata Share; or

(ii) Notify each Lender by telecopy, electronic mail or other similar form of teletransmission of the proposed advance on the same day Agent is notified or deemed notified by Borrower Representative of such Borrower's request for an advance pursuant to this Section 2(a). Each Lender shall remit, to the demand deposit account designated by a Borrower (i) with respect to Prime Rate Loans, at or prior to 3:00 P.M., Chicago time, on the date of notification, if such notification is made before 1:00 P.M., Chicago time, or 10:00 A.M., Chicago time, on the Business Day immediately succeeding the date of such notification, if such notification is made after 1:00 P.M., Chicago time, and (ii) with respect to LIBOR Rate Loans, at or prior to 10:30 A.M., Chicago time, on the date such LIBOR Rate Loans are to be advanced, immediately available funds in an amount equal to such Lender's Pro Rata Share of such proposed advance.

If and to the extent that a Lender does not settle with Agent as required under this Agreement (a "Defaulting Lender") Borrowers and Defaulting Lender severally agree to repay to Agent forthwith on demand such amount required to be paid by such Defaulting Lender to Agent, together with interest thereon, for each day from the date such amount is made available to a Borrower until the date such amount is repaid to Agent (x) in the case of a Defaulting Lender at the rate published by the Federal Reserve Bank of New York on the next succeeding Business Day as the "Federal Funds Rate" or if no such rate is published for any Business Day, at the average rate quoted for such day for such transactions from three (3) federal funds brokers of recognized standing selected by Agent, and (y) in the case of Borrowers, at the interest rate applicable at such time for such Loans; provided, that Borrowers' obligation to repay such advance to Agent shall not relieve such Defaulting Lender of its liability to Agent for failure to settle as provided in this Agreement.

Each Borrower hereby authorizes Agent, in its sole discretion, to charge any of such Borrower's accounts or advance Revolving Loans to make any payments of principal, interest, fees, costs or expenses required to be made under this Agreement or the Other Agreements.

A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: the Borrower Representative, on behalf of the Borrower requesting such Revolving Loan, shall give Agent same day notice, no later than 1:00 P.M. (Chicago time) for such day, of its request for a Revolving Loan as a Prime Rate Loan, and at least three (3) Business Days prior notice of its request for a Revolving Loan as a LIBOR Rate Loan, in which notice the Borrower Representative shall specify the amount of the proposed borrowing and the proposed borrowing date; provided, however, that no such request may be made at a time when there exists an Event of Default or an event which, with the passage of time or giving of notice, will become an Event of Default. In the event that a Borrower maintains a controlled disbursement account at LaSalle, each check presented for payment against such controlled disbursement account and any other charge or request for payment against such controlled disbursement account shall constitute a request for a Revolving Loan as a Prime Rate Loan. As an accommodation to Borrowers, Agent may permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Agent by Borrower Representative, on behalf of Borrowers. Unless Borrower Representative specifically directs Agent in writing not to accept or act upon telephonic or electronic communications from Borrower Representative, Agent shall have no liability to Borrowers for any loss or damage suffered by Borrower Representative or any Borrower as a result of Agent's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Agent by Borrower Representative and Agent shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

Each Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolving Loan requested by Borrower Representative, or deemed to be requested by Borrower Representative, as follows: the proceeds of each Revolving Loan requested under Section 2(a) shall be disbursed by Agent in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower Representative, and in the case of each subsequent borrowing, by wire transfer or Automated Clearing House (ACH) transfer to such bank account as may be agreed upon by Borrower Representative and Agent from time to time, or elsewhere if pursuant to a written direction from Borrower Representative.

(c) Subsection 4(a)(i) of the Agreement is hereby amended and restated in its entirety, as follows:

(i) Each Loan that is a Prime Rate Loan, other than the Special Accommodation in subsection 2(a)(vi) and Term Loan B, shall bear interest at the Prime Rate in effect from time to time, payable on the last Business Day of each month in arrears. The Special Accommodation in subsection 2(a)(vi) and Term Loan B shall bear interest at the rate of two percent (2%) per annum in excess of the Prime Rate in effect from time to time, payable on the last Business Day of each month in arrears. Said rates of interest shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the effective date of each such change in the Prime Rate.

(d) Subsection 4(c)(i) of the Agreement is hereby amended and restated in its entirety, as follows:

(i) Amendment Fee: Borrower shall pay to Agent, for the benefit of Lenders, an amendment fee of Fifty Thousand and No/100 Dollars
($50,000.00), which fee shall be fully earned by Lenders on the date of this amendment and payable on January 31, 2005.

(e) Subsection 4(c) of the Agreement is hereby amended in its entirety to add the following provisions:

(vi) Transaction Fee: Borrower shall pay to Agent for its benefit a transaction fee of Two Thousand and No/100 Dollars ($2,000.00) with respect to internal costs and expenses (in addition to any reimbursable out-of-pocket costs and expenses of Agent) related to this First Amendment, which fee shall be fully earned by Agent on the date of this First Amendment and payable on April 30, 2005.

(vii) Waiver Fee: Borrower shall pay to Agent, for the benefit of Lenders, an amendment fee of Ten Thousand and No/100 Dollars
($10,000.00), which fee shall be fully earned by Lenders on the date of this the Revised First Amendment to the Agreement and payable on April 30, 2005.

(f) Subsection 11(f) of the Agreement is hereby amended and restated in its entirety, as follows:

(f)  ORGANIZATION, AUTHORITY AND NO CONFLICT.

AMCON is a corporation, duly organized, validly existing and in good standing in the State of Delaware, its state organizational identification number is 2093842 and such Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary. Chamberlin Natural is a corporation, duly organized, validly existing and in good standing in the State of Florida, its state organizational identification number is 538536 and such Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary. Hawaiian Natural is a corporation, duly organized, validly existing and in good standing in the State of Delaware, its state organizational identification number is 3293592 and such Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary. Beverage Group is a corporation, duly organized, validly existing and in good standing in the State of Delaware, its state organizational identification number is 3607471 and such Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary. Health Food is a corporation, duly organized, validly existing and in good standing in the State of Oklahoma, its state organizational identification number is 1900173205 and such Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary. Trinity Springs, Inc. is a corporation, duly organized, validly existing and in good standing in the State of Delaware, its state organizational identification number is 3791436 and such Borrower is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary. Each Borrower has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder. Each Borrower's execution, delivery and performance of this Agreement and the Other Agreements does not conflict with the provisions of the organizational documents of such Borrower, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on such Borrower, and each Borrower's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of such Borrower's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which such Borrower or any of its property may be bound or affected.

(g) Subsection 13(d) of the Agreement is hereby amended and restated in its entirety, as follows:

(d) MERGERS, SALES, ACQUISITIONS, SUBSIDIARIES AND OTHER TRANSACTIONS OUTSIDE THE ORDINARY COURSE OF BUSINESS.

No Borrower shall (i) enter into any merger or consolidation; (ii) change its state of organization or enter into any transaction which has the effect of changing its state of organization (iii) sell, lease or otherwise dispose of any of its assets other than in the ordinary course of business, provided that AMCON may sell and dispose of assets with a value of less than $250,000.00 in any transaction, or series of related transactions, provided that the proceeds thereof, net of reasonable out of pocket disposition expenses, are applied to the Liabilities; (iv) purchase the stock, other equity interests or all or a material portion of the assets of any Person or division of such Person; or (v) enter into any other transaction outside the ordinary course of such Borrower's business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its stock or any other equity interest, and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or any other equity interest other than such issuances pursuant to the terms of such Borrower's stock option plan and the issuance by AMCON of Series B Preferred Stock so long as the entire proceeds thereof are used to repay the existing subordinated indebtedness of AMCON, provided that AMCON may redeem odd lot stock in an aggregate amount not to exceed $50,000.00 in any calendar year and other stock up to $100,000.00 in the aggregate during any calendar year. No Borrower shall form any Subsidiaries or enter into any joint ventures or partnerships with any other Person.

(h) Subsections 14(a) and 14(b) of the Agreement are hereby amended and restated in their entirety, as follows:

(a)  TANGIBLE NET WORTH.

Borrowers' Tangible Net Worth shall not at any time be less than the Minimum Tangible Net Worth; "Minimum Tangible Net Worth" being defined for purposes of this subsection as (i) One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) at all times from December 31, 2004 through September 29, 2005; (ii) Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) at September 30, 2005; and (ii)
thereafter, in an amount to be determined by Agent in its sole and reasonable discretion based upon Borrowers' audited year end financial statements; and "Tangible Net Worth" being defined for purposes of this subsection as Borrowers' shareholders' equity (including retained earnings) less the book value of all intangible assets (excluding the Trinity Springs, Inc. water rights) as determined solely by Agent on a consistent basis plus the amount of any LIFO reserve plus the amount of any debt subordinated to Agent and Lenders, all as determined under generally accepted accounting principles applied on a basis consistent with the financial statements dated December 31, 2004 except as set forth herein;

(b)  FIXED CHARGE COVERAGE.

For the three (3) month period ending December 31, 2004, Borrowers shall not permit the ratio of their EBITDA to Fixed Charges to be less than
0.7 to 1.0. For the six (6) month period ending March 31, 2005, Borrowers shall not permit the ratio of their EBITDA to Fixed Charges to be less than 0.7 to 1.0. For the nine (9) month period ending June 30, 2005, Borrowers shall not permit the ratio of their EBITDA to Fixed Charges to be less than 0.7 to 1.0. For the twelve (12) month period ending on September 30, 2005, Borrowers shall not permit the ratio of their EBITDA to Fixed Charges to be less than .7 to 1.0, provided that the failure to comply with such covenant shall not constitute an Event of Default so long as Borrowers have sufficient aggregate availability under subsection 2(a) hereof to institute a reserve in an amount equal to an amount which, when added to the EBITDA for the respective three
(3), six (6) or nine (9) month period or when added to the trailing twelve (12) month EBITDA, would cause the ratio of EBITDA to Fixed Charges for such three (3), six (6), nine (9) or trailing twelve (12) month period to equal 0.7 to 1.0. Thereafter, Fixed Charge Coverage shall be equal to an amount to be determined by Agent, in its sole and reasonable discretion.

(i) Section 17 of the Agreement is hereby amended in its entirety to add the following provision:

(k) Additional-Borrower: Simultaneously herewith, Trinity Springs, Inc. shall become an additional Borrower under the Agreement and wherever the term "Borrower' appears in the Agreement, it shall also include Trinity Springs, Inc., ("Trinity") a Borrower. Trinity hereby grants (i) Bank a first priority security interest in all of its assets and permits Bank to file all necessary UCC-1 financing statements, and
(ii) AMCON Distributing Company a second priority security interest in all of its assets.


(j) The "Revolving Loan Commitment" as set forth in the signature box for LaSalle Bank National Association of the Agreement is hereby amended and restated in its entirety, as follows:

Revolving Loan Commitment: $ 36,666,667.00

(k) The "Revolving Loan Commitment" as set forth in the signature box for Gold Bank of the Agreement is hereby amended and restated in its entirety, as follows:

Revolving Loan Commitment:  $ 18,333,333.00

(l) Exhibit A of the Agreement is Amended and Restated as the First Amended and Restated Exhibit A of the Agreement.

2. This Amendment shall not become effective until fully executed by all parties hereto.

3. Except as expressly amended hereby and by any other supplemental documents or instruments executed by either party hereto in order to effectuate the transactions contemplated hereby, the Agreement thereto hereby is ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof.
LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as Agent and a Lender

By   /s/ Joseph G. Fudacz
Title   Senior Vice President

Revolving Loan Commitment: $35,892,947.00
Term Loan A Commitment:  $773,720.00
Term Loan B Commitment:  $3,333,000.00

GOLD BANK, a Kansas state bank, as a Lender

By   /s/ Mark Jannaman
Title   Vice President

Revolving Loan Commitment:  $17,947,053.00
Term Loan A Commitment:  $386,280.00
Term Loan B Commitment $1,667,000.00




ACKNOWLEDGED AND AGREED TO
this 15th day of April, 2005:

AMCON DISTRIBUTING COMPANY

By   /s/ Michael D. James
Title   Vice President / CFO


THE BEVERAGE GROUP, INC.

By   /s/ Michael D. James
Title   Secretary


HAWAIIAN NATURAL WATER COMPANY, INC.

By   /s/ Michael D. James
Title   Secretary




CHAMBERLIN NATURAL FOODS, INC.

By   /s/ Michael D. James
Title   Secretary


HEALTH FOOD ASSOCIATES, INC.

By   /s/ Michael D. James
Title   Secretary


TRINITY SPRINGS, INC.

By   /s/ Michael D. James
Title   Assistant Secretary









Consented and agreed to by the following guarantor(s) of the obligations of AMCON
DISTRIBUTING COMPANY, THE BEVERAGE
GROUP, INC., HAWAIIAN NATURAL
WATER COMPANY, INC., CHAMBERLIN
NATURAL FOODS, INC., and HEALTH FOOD
ASSOCIATES, INC. to LaSalle Bank
National Association, as Agent.

/s/ William F. Wright

Date: April 15, 2005










AMCON Distributing Company
The Beverage Group, Inc.
Chamberlin Natural Foods, Inc.
Hawaiian Natural Water Company, Inc.,
Health Food Associates, Inc.
Trinity Springs, Inc.
April 14, 2005
Page 2



                     BORROWER ADDITION AGREEMENT

This Borrower Addition Agreement (this "Agreement") is made as of April __, 2005, between TRINITY SPRINGS, INC., a Delaware corporation ("Company"), GOLD BANK, a Kansas state bank, as a Lender (Gold Bank) 800 West 47th Street, Kansas City, Missouri 64112, LASALLE BANK NATIONAL ASSOCIATION, a national banking association (in its individual capacity, LaSalle), as agent (in such capacity as agent, Agent) for itself, Gold Bank and all other lenders from time to time a party hereto (Lenders), 135 South LaSalle Street, Chicago, Illinois 60603 4105, all other Lenders.

WITNESSETH:

WHEREAS, AMCON Distributing Company, a Delaware corporation, (AMCON), The Beverage Group, Inc., a Delaware corporation, (Beverage Group), Hawaiian Natural Water Company, Inc., a Delaware corporation, (Hawaiian Natural), Chamberlin Natural Foods, Inc., a Florida corporation, (Chamberlin Natural), and Health Food Associates, Inc., an Oklahoma corporation, (Health Food) (AMCON, Beverage Group, Hawaiian Natural, Chamberlin Natural, and Health Food are each referred to as a Borrower and are collectively referred to as Borrowers) and Agent for itself, Gold Bank, all other Lenders, have entered into that certain Amended and Restated Loan and Security Agreement dated September 30, 2004 (the "Security Agreement"). From time to time thereafter, Borrower, Agent and Lenders may have executed various amendments (each an "Amendment" and collectively the "Amendments") to the Security Agreement (the Security Agreement and the Amendments hereinafter are referred to, collectively, as the "Loan Agreement"); capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement;

WHEREAS, the Loan Agreement and the Other Agreements provide for the making of loans and the extension of certain other financial accommodations (the "Loans") by Agent and the Lenders to Borrowers; and

WHEREAS, Company has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Agreement and each Other Agreement with its legal counsel; and WHEREAS, Company deems it to be in its best interest to become a Borrower under the Loan Agreement and each Other Agreement; and WHEREAS, to induce Agent and the Lenders to deem Company a Borrower under the Loan Agreement, Company desires to execute this Agreement;

NOW, THEREFORE, Company agrees with Agent and the Lenders as follows:

1. JOINDER. Subject to the terms and conditions of this Agreement, the Company is hereby joined in the Loan Agreement as a Borrower, and the Company hereby agrees to be bound by the terms and conditions of the Loan Agreement and each Other Agreement, as a Borrower, in each case as if Company were a direct signatory thereto. In furtherance of the preceding sentence, and without limiting any provision of the Loan Agreement or any Other Agreement, Company agrees as follows:

(a) Company acknowledges and agrees that it is jointly and severally liable for all of the now existing and hereafter arising Liabilities;
(b) To secure the payment, performance and observance of the Liabilities, Company hereby assigns to Agent for the benefit of Agent and Lenders and grants to Agent for the benefit of Agent and Lenders a continuing security interest in the following property of Company, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located:

(i) All Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by Company has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Company;

(ii) All Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, tradenames, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, security interests, security deposits and rights to indemnification);

(iii)   All Inventory (whether or not Eligible Inventory);

(iv) All Goods (other than Inventory), including, without limitation, Equipment, vehicles and fixtures;

(v)     All Investment Property;

(vi)    All Deposit Accounts, bank accounts, deposits and cash;

(vii)   All Letter-of-Credit Rights;

(viii)  Commercial Tort Claims listed on Exhibit C to the Loan
Agreement;

(ix) Any other property of Company now or hereafter in the possession, custody or control of Bank or any agent or any parent, affiliate or subsidiary of Bank or any participant with Bank in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and

(x) All additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of Company's books and records relating to any of the foregoing and to Company's business.

2. COMPANY'S REPRESENTATION AND WARRANTIES. To induce Bank to enter into this Agreement, Company hereby represents and warrants to Bank that the execution, delivery and performance of this Agreement are within its power, do not require the consent or approval of any governmental agency or authority, and do not and will not conflict with any provision of law applicable to Company, the organizational documents of Company, or any court or administrative order or decree applicable to Company or any of its property.

3. CONDITIONS PRECEDENT. This Agreement shall not be effective until Company has satisfied all of the following conditions precedent, each in form and substance satisfactory to Bank in its sole discretion:
(a)  This Agreement has been executed and delivered to Bank;

(b) A Reaffirmation and Amendment relating to this Borrower Addition Agreement, in the form as attached hereto, has been executed by Borrowers and Company and delivered to Bank;

(C) Bank has determined that it has a validly perfected first priority security interest in all or substantially all of Company's assets;

(d)  Company has executed and delivered to Bank a Secretary's
Certificate as to its Certificate of Incorporation, By-Laws, and incumbency of officers of Company;

(e) Company has delivered to Bank good standing certificates for Company in its state of organization and all other states in which Company is required to be qualified, unless the failure to be so qualified would likely cause a Material Adverse Effect;

(f) An opinion letter has been issued to Bank by the law firm for Company pertaining to this Agreement;

(g) [A Blocked Account Agreement in favor of Agent for the Companys account at ____________ Bank];

(h) A Reaffirmation relating to this Borrower, in the form as attached hereto, from William F. Wright confirming the effectiveness of its Continuing Unconditional Guaranty dated September 30, 2004 after giving effect to this Borrower Addition Agreement;

(i) [A Trademark Security Agreement that collaterally assigns to Agent all of Companys registered trademarks];

(j)  (Intentionally Left Blank); and

(k) Company has executed and delivered to Bank such other documents and instruments as Bank may reasonably deem necessary or appropriate in connection with the Company's status as a Borrower under the Loan
Agreement and the Other Agreements, such documents and instruments to be in forms similar to documents and instruments executed by other
Borrowers under the Loan Agreement and the Other Agreements.

EXECUTED as of the date first set forth above, intending to be legally bound hereby.



TRINITY SPRINGS, INC.

By   /s/ Michael D. James
Title   Asst. Secretary







LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as Agent and a Lender

By   /s/ Joseph G. Fudacz
Title   Senior Vice President

Revolving Loan Commitment: $35,892,947.00
Term Loan A Commitment:  $773,720.00
Term Loan B Commitment:  $3,333,000.00


GOLD BANK, a Kansas state bank, as a Lender
     TRINITY SPRINGS, INC.


By   /s/ Mark Jannaman
Title   Vice President



Revolving Loan Commitment:  $17,947,053.00
Term Loan A Commitment:  $386,280.00
Term Loan B Commitment $1,667,000.00



































                          REAFFIRMATION

Reference is hereby made to that certain Amended and Restated Loan and Security Agreement dated as of September 30, 2004, among AMCON Distributing Company, a Delaware corporation, (AMCON), The Beverage Group, Inc., a Delaware corporation, (Beverage Group), Hawaiian Natural Water Company, Inc., a Delaware corporation, (Hawaiian Natural), Chamberlin Natural Foods, Inc., a Florida corporation, (Chamberlin Natural), and Health Food Associates, Inc., an Oklahoma corporation, (Health Food) (AMCON, Beverage Group, Hawaiian Natural, Chamberlin Natural, and Health Food are each referred to as a Borrower and are collectively referred to as Borrowers) and LaSalle Bank National Association, a national banking association (in its individual capacity, LaSalle), as agent (in such capacity as agent, Agent) for itself, Gold Bank, a Kansas state bank, and all other lenders from time to time a party hereto (Lenders) (as amended or otherwise modified from time to time, the "Loan Agreement").

Each Borrower hereby acknowledges receipt of copies of (i) that certain Borrower Addition Agreement of even date herewith among Trinity Springs, Inc., a Delaware corporation ("Company"), Agent, Gold Bank and the Lenders (the "Borrower Addition Agreement") and (ii) all documents and instruments contemplated by the Borrower Addition Agreement. Each Borrower hereby reaffirms the validity of its Liabilities under the Loan Agreement. Each Borrower acknowledges and agrees that the Company shall hereafter be bound by as, and shall have the rights of, a Borrower under the terms and conditions of the Loan Agreement and each Other Agreement, as if it were a direct signatory thereto.

Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Loan Agreement.

This Reaffirmation has been executed by Borrower as of the 15th day of April, 2005.



AMCON DISTRIBUTING COMPANY

By   /s/ Michael D. James
Title   Vice President / CFO


THE BEVERAGE GROUP, INC.

By   /s/ Michael D. James
Title   Secretary


HAWAIIAN NATURAL WATER COMPANY, INC.

By   Michael D. James
Title   Secretary




CHAMBERLIN NATURAL FOODS, INC.

By   /s/ Michael D. James
Title   Secretary

HEALTH FOOD ASSOCIATES, INC.

By   /s/ Michael D. James
Title   Secretary




ACCEPTED AND AGREED TO
AS OF THE DATE SET FORTH ABOVE

LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as Agent and a Lender

By   /s/ Joseph G. Fudacz
Title   Senior Vice President

Revolving Loan Commitment: $35,892,947.00
Term Loan A Commitment:  $773,720.00
Term Loan B Commitment:  $3,333,000.00

GOLD BANK, a Kansas state bank, as a Lender

By   /s/ Mark Jannaman
Title   Vice President

Revolving Loan Commitment:  $17,947,053.00
Term Loan A Commitment:  $386,280.00
Term Loan B Commitment $1,667,000.00



















                     REAFFIRMATION of GUARANTOR

Reference is hereby made to that certain Amended and Restated Loan and Security Agreement dated as of September 30, 2004, among AMCON Distributing Company, a Delaware corporation, (AMCON), The Beverage Group, Inc., a Delaware corporation, (Beverage Group), Hawaiian Natural Water Company, Inc., a Delaware corporation, (Hawaiian Natural), Chamberlin Natural Foods, Inc., a Florida corporation, (Chamberlin Natural), and Health Food Associates, Inc., an Oklahoma corporation, (Health Food) (AMCON, Beverage Group, Hawaiian Natural, Chamberlin Natural, and Health Food are each referred to as a Borrower and are collectively referred to as Borrowers) and LaSalle Bank National Association, a national banking association (in its individual capacity, LaSalle), as agent (in such capacity as agent, Agent) for itself, Gold Bank, a Kansas state bank, and all other lenders from time to time a party hereto (Lenders) (as amended or otherwise modified from time to time, the "Loan Agreement"). Further reference is made to that certain Continuing Unconditional Guaranty dated September 30, 2004 (as may have been amended or otherwise modified from time to time, each the Guaranty), executed by William F. Wright in favor of Agent and Lenders.

The undersigned hereby acknowledges receipt of copies of (i) that certain Borrower Addition Agreement of even date herewith among Trinity Springs, Inc., Agent, Gold Bank and the Lenders (the "Borrower Addition Agreement") and (ii) all documents and instruments contemplated by the Borrower Addition Agreement. The undersigned hereby reaffirms the validity of its guaranty under the Guaranty executed by it in favor of Agent and Lenders.

This Reaffirmation has been executed by the undersigned as of the 15th day of April, 2005.

/s/ William F. Wright